Exhibit 4.9
FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of July 11, 2019 (this “Supplemental
Indenture”), among (i) BrightSphere Investment Group plc (formerly known as OM Asset Management PLC), a public limited company formed and existing under the laws of England and Wales (herein called the “Original Issuer”), (ii) BrightSphere Investment Group Inc., a Delaware corporation (together with its successors and assigns, the “Successor Company”), (iii) Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of United States of America, as Trustee (herein called the “Trustee”), and (iv) Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Securities Administrator (herein called the “Securities Administrator”), to the Indenture, dated as of July 25, 2016, among the Original Issuer, the Trustee and the Securities Administrator (the “Base Indenture”).

W I T N E S S E T H :

WHEREAS, the Original Issuer, the Trustee and the Securities Administrator have heretofore executed and delivered the Base Indenture and the Second Supplemental Indenture thereto dated as of July 25, 2016 (the “Second Supplemental Indenture” and the Base Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”), and pursuant to the Indenture, the Original Issuer has issued its 5.125% Senior Notes due 2031 (the “Notes”);

WHEREAS, the Board of Directors of the Original Issuer has decided to restructure the Original Issuer’s corporate group, which consists of the Original Issuer and its operating subsidiaries (such operating subsidiaries and the holding company collectively, the “BrightSphere Group”), and to change the jurisdiction of incorporation of the holding company of the BrightSphere Group from the
United Kingdom to Delaware (the “Redomestication”);

WHEREAS, in furtherance of the Redomestication, the Original Issuer has contributed interests in certain entities and certain other co-investment assets to the Successor Company (the “Seed Capital Contribution”) and concurrently with the execution and delivery hereof the Original Issuer will contribute all its material assets and liabilities to the Successor Company (which contribution, together with the Seed Capital Contribution, constitutes a conveyance by the Original Issuer to the Successor Company of the Original Issuer’s properties as an entity or substantially as an entity as contemplated by
Section 8.01 of the Indenture, the “Conveyance”);

WHEREAS, in connection with the Conveyance, pursuant to Section 8.01 of the Indenture, the Original Issuer desires that the Successor Company assume the Original Issuer’s obligations under the Notes and the Indenture, and the Successor Company desires to assume the Original Issuer’s obligations under the Notes and the Indenture;

WHEREAS, pursuant to Sections 9.01(a) of the Indenture, the Trustee, the Securities
Administrator and the Original Issuer are authorized to execute and deliver this Supplemental Indenture to evidence the succession of the Successor Company to the Original Issuer and the assumption by the Successor Company of the covenants of the Original Issuer contained in the Indenture and the Notes;

WHEREAS, the Original Issuer has furnished the Trustee with an Opinion of Counsel and an
Officers’ Certificate in accordance with the Indenture, stating that (i) the Conveyance and the
Supplemental Indenture comply with Article Eight of the Indenture, (ii) all conditions precedent provided in the Indenture relating to the Conveyance and the execution and delivery of the Supplemental Indenture have been complied with and (iii) the execution of the Supplemental Indenture is authorized and permitted by the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Original Issuer, the Successor Company the Trustee and the Securities Administrator and a valid amendment of, and supplement to, the Indenture and the Notes have been done.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. All references in the Indenture and the Notes to “OM Asset Management plc” and “BrightSphere Investment Group plc” are hereby amended and replaced, immediately upon the effectiveness of the Conveyance, with “BrightSphere Investment Group Inc.”

ARTICLE II

ASSUMPTION OF AGREEMENT TO ASSUME OBLIGATIONS

SECTION 2.1 Assumption of Obligations. Pursuant to Article Eight of the Indenture, the Successor Company (i) hereby assumes the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to the Indenture) on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Original Issuer and (ii) hereby succeeds to and is substituted for the Original Issuer, with the same effect as if the Successor Company had been named as the Original Issuer in the Indenture and the Notes.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices or other communications to the Successor Company shall be given as provided in the Indenture addressed as follows:

If to the Successor Company:
BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
Attention: General Counsel

SECTION 3.2 Concerning the Trustee and the Securities Administrator. Neither the Trustee nor the Securities Administrator shall assume any duties, responsibilities, or liabilities by reason of this
Supplemental Indenture other than to the extent set forth in the Indenture, and the Trustee and the

Securities Administrator shall be indemnified in accordance with the terms of the Indenture. Neither the Trustee nor the Securities Administrator shall be responsible in any manner whatsoever for or in respect of (i) the validity or sufficiency of this Supplemental Indenture, (ii) the correctness of any of the provisions contained herein, or (iii) the recitals contained herein, all of which recitals are made solely by the Original Issuer and the Successor Company. In entering into this Supplemental Indenture the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of, limiting the obligations of, or affording rights, defenses, exculpations, benefits, protections, privileges, immunities or indemnities to the Trustee as if they were expressly set forth for the benefit of the Trustee herein mutatis mutandis.

SECTION 3.3 Supplemental Indenture Controls. In the event of a conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 3.4 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.5 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original regardless of whether delivered in physical or electronic form, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.6 Confirmation of Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3.7 Headings. The titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.8 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.9 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan, or debt agreement other than the Indenture for purposes of the Notes. Any such indenture, loan, or debt agreement may not be used to interpret this Supplemental Indenture.

SECTION 3.10 Provisions Binding On Company’s Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Successor Company shall bind its successors and assigns, whether so expressed or not.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BRIGHTSPHERE INVESTMENT GROUP PLC

By: /s/ Guang Yang_______________
Name: Guang Yang
        Title: President and Chief Executive Officer

                    BRIGHTSPHERE INVESTMENT GROUP INC.

By: /s/ Guang Yang_______________
                    Name: Guang Yang
Title: President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Nedine P. Sutton____________
Name: Nedine P. Sutton
Title: Vice President

CITIBANK, N.A., as Securities Administrator

By: /s/ Danny Lee_________________
Name: Danny Lee
Title: Senior Trust Officer